UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2010, Zalicus Inc. (“Zalicus”) entered into a loan and security agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation (together with its successors and assigns, the “Lender”) pursuant to which the Lender has agreed to lend Zalicus up to $20.0 million. Upon entering into the Loan and Security Agreement, Zalicus borrowed $3.0 million from the Lender (“Term Loan A”). Under the terms of the Loan and Security Agreement, Zalicus may, in its sole discretion, borrow from the Lender up to an additional $8.5 million, at any time on or before July 15, 2011 (“Term Loan B”) and up to an additional $8.5 million, at any time on or before January 15, 2012 (“Term Loan C”, collectively with Term Loan A and Term Loan B, the “Term Loans”), in each case subject to Zalicus’s satisfaction of specified conditions precedent described in the Loan and Security Agreement. The proceeds from Term Loan A and any future loans under the Loan and Security Agreement may be used to satisfy Zalicus’s future working capital needs, potentially including the development of its clinical and preclinical product candidates.

Zalicus’s wholly owned subsidiary, Zalicus Pharmaceuticals Ltd. (the “Subsidiary”), is also a party to the Loan and Security Agreement as a co-borrower. Zalicus’s obligations under the Loan and Security Agreement are secured by a first priority security interest in substantially all of the assets of Zalicus and the Subsidiary, other than intellectual property. Zalicus and the Subsidiary have agreed not to pledge or otherwise encumber their intellectual property assets, other than through grants of certain permitted non-exclusive or exclusive licenses or other conveyances of their intellectual property.

Zalicus is required to pay interest on Term Loan A on a monthly basis through and including July 1, 2011. Beginning August 1, 2011 through the maturity of Term Loan A on July 1, 2014, Zalicus will be required to make payments of outstanding principal and interest on Term Loan A in 36 equal monthly installments. The interest rate on Term Loan A is 10.25% per year. If Zalicus enters into Term Loan B or Term Loan C, interest on each term loan will accrue at an annual fixed rate equal to greater of (i) 10.25% or (ii) the sum of (a) the 90-day U.S. Dollar LIBOR rate prior to the funding of such term loan, plus (b) 9.96%. Payments due under Term Loan B or Term Loan C, if borrowed, are interest only, payable monthly, in arrears, for six months following the funding of each term loan, and will consist of 36 payments of principal and interest which are payable monthly, in arrears, and all unpaid principal and accrued and unpaid interest on Term Loan B or Term Loan C would be due and payable 42 months after the funding of any each term loan.

Zalicus has paid the Lender a facility fee of $100,000. Upon the last payment date of the amounts borrowed under the Loan and Security Agreement, whether on the maturity date of one of the Term Loans, on the date of any prepayment or on the date of acceleration in the event of a default, Zalicus will be required to pay the Lender a final payment fee equal to 1.5% of any of the Term Loans borrowed. In addition, if Zalicus repays all or a portion of the Term Loans prior to maturity, it will pay the Lender a prepayment fee of four percent of the total amount prepaid if the prepayment occurs prior to the first anniversary of the funding of the relevant Term Loan, two percent of the total amount prepaid if the prepayment occurs between the first and second anniversary of the funding of the relevant Term Loan, and one percent of the total amount prepaid if the prepayment occurs on or after the second anniversary of the funding of the relevant Term Loan.

The Loan and Security Agreement includes affirmative and restrictive covenants, including: (a) periodic financial reporting requirements; (b) limitations on the incurrence of additional indebtedness; (c) limitations on liens; (d) limitations on certain merger and acquisition transactions; (e) limitations on dispositions of certain assets; (f) limitations on fundamental corporate changes (including changes in control); (g) limitations on investments; (h) limitations on payments and distributions and (i) other customary covenants. Upon the occurrence of an event of default, including payment defaults, breaches of covenants, a material adverse change in the collateral, Zalicus’s business, operations or condition (financial or otherwise) and certain levies, attachments and other restraints on Zalicus’s business, the interest rate will be increased by five percentage points and all outstanding obligations will become immediately due and payable.

In connection with the Loan and Security Agreement, Zalicus issued to the Lender a warrant to purchase 64,748 shares of Zalicus common stock (the “Warrant”). The Warrant is exercisable, in whole or in part, immediately, and has a per share exercise price of $1.39 and may be exercised on a cashless basis. If Zalicus borrows Term Loan B or Term Loan C, upon the funding of each Term Loan, the Warrant will become exercisable for an additional number of shares of Zalicus common stock determined by dividing 3.0% of the amount of each such Term Loan by the volume-weighted average price of Zalicus common stock on Nasdaq for the ten trading days prior to the funding of such Term Loan. The exercise price for any additional shares of Zalicus common stock that may be purchased by the Lender pursuant to the Warrant following Zalicus borrowing Term Loan B or Term Loan C will be the volume-weighted average price of Zalicus common stock on Nasdaq for the ten trading days prior to the funding of such Term Loan. The Warrant will terminate on the earlier of December 22, 2017 and the closing of a merger or consolidation transaction in which Zalicus is not the surviving entity.

The descriptions of the Loan and Security Agreement and Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and Warrant, attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Warrant is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Warrant dated December 22, 2010 issued to Oxford Finance Corporation.

10.1	Loan and Security Agreement dated December 22, 2010 by and among Registrant and Oxford Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.

By:	/s/ Justin A. Renz
	Name:	Justin A. Renz
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Dated: December 22, 2010

Index to Exhibits

Exhibit No.	Description
4.1	Warrant dated December 22, 2010 issued to Oxford Finance Corporation.

10.1	Loan and Security Agreement dated December 22, 2010 by and among Registrant and Oxford Finance Corporation.